UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2010

Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300
Leawood, Kansas  66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Euronet Worldwide, Inc. (the "Company") announced that, on March 12, 2010, Gareth Gumbley resigned as Managing Director of the Company's Prepaid Division and was replaced by Charles "Charlie" T. Piper, formerly President and CEO of DVDPlay, Inc. and Senior Vice President of Blackhawk Network.

(e)           On March 12, 2010, the Company and Mr. Gumbley entered into an agreement providing terms for Mr. Gumbley’s separation from the Company.  That agreement provides that Mr. Gumbley will remain an employee of the Company through December 23, 2010 (the “Termination Date”) and will receive salary and vest previously granted equity awards until that time.  He will receive a termination payment of GBP 10,000 on the Termination Date (which equals approximately US $15,200 based upon current exchange rates) and reimbursement of certain expenses incurred in connection with the negotiation of the agreement. The agreement also extends to January 2012 the period during which Mr. Gumbley may claim reimbursement of up to US $50,000 of relocation expenses from the UK to Australia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President - General Counsel

Date:  March 18, 2010